John V. Murphy
--------------
President &                                     OppenheimerFunds Logo
Chief Executive Officer                         498 Seventh Avenue, 10th Floor
                                                 New York, NY 10018
                                                 1.800.225.5677
                                                 www.oppenheimerfunds.com

                                                July 7, 2003

Dear Oppenheimer Select Managers QM Active Balanced Fund Shareholder,

One of the things we are proud of at OppenheimerFunds,  Inc. is our commitment to our Fund  shareholders.  I am  writing to you today to let you know about a positive  change that has been  proposed for  Oppenheimer  Select  Managers QM
Active Balanced Fund.

After  careful  consideration,  the Board of Trustees has  determined  that it would be in the best interest of shareholders  of Oppenheimer  Select Managers
QM Active Balanced Fund ("QMAB Fund") to reorganize  into another  Oppenheimer
Fund,   Oppenheimer  Multiple  Strategies  Fund  ("MS  Fund").  A  shareholder meeting  has been  scheduled  in  August,  and all QMAB Fund  shareholders  of record as of June 18th are being  asked to vote  either in person or by proxy, on the  proposed  reorganization.  You will  find a notice of the  meeting,  a ballot card, a proxy statement  detailing the proposal,  an MS Fund prospectus and a postage-paid return envelope enclosed for your use.

Why does the Board of Trustees recommend this change?
-----------------------------------------------------

QMAB Fund seeks income and long-term  growth of capital and MS Fund seeks high
total  investment  return  consistent  with  preservation  of  principal.   In
seeking their investment  objectives,  QMAB Fund and MS Fund utilize a similar investing  strategy.  Both Funds invest  primarily in a wide variety of equity securities, debt securities and money market instruments.

Among other factors,  the QMAB Fund Board considered that the expense ratio of
MS Fund has been lower than the  expense  ratio of QMAB  Fund.  Although  past performance is not  predictive of future  results,  shareholders  of QMAB Fund would  have an  opportunity  to  become  shareholders  of a Fund with a better long-term performance history.

How do you vote?
----------------

No matter  how large or small  your  investment,  your vote is  important,  so please review the proxy statement  carefully.  To cast your vote, simply mark, sign and date the  enclosed  proxy  ballot and  return it in the  postage-paid envelope today.  Remember,  it can be costly for the Fund--and  ultimately for you as a  shareholder--to  remail ballots if not enough responses are received to conduct the meeting.

If you have any  questions  about the  proposal,  please  feel free to contact
your  financial  advisor  or  call  us  at   1.800.225.5677.   As  always,  we
appreciate  your  confidence in  OppenheimerFunds  and look forward to serving you for many years to come.

                                          Sincerely,

                                        /s/John V. Murphy
                                          John V. Murphy

Enclosures

                                  Proxy Card

             Oppenheimer Select Managers QM Active Balanced Fund

Proxy For a Special Shareholders Meeting of shareholders To Be Held on August
                                   29, 2003

The undersigned,  revoking prior proxies, hereby appoints Brian Wixted, Philip
Vottiero,   Kate   Ives  and   Philip   Masterson,   and  each  of  them,   as
attorneys-in-fact  and  proxies  of  the  undersigned,   with  full  power  of
substitution,  to vote  shares  held in the  name  of the  undersigned  on the record date at the Special  Meeting of  Shareholders  of Oppenheimer QM Active
Balanced  Fund (the "Fund") to be held at 6803 South  Tucson Way,  Centennial,
Colorado,  80112,  on August 29, 2003, at 1:00 P. M. Mountain  time, or at any adjournment  thereof,  upon the  proposals  described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited  on behalf of the Fund's  Board of  Trustees,  and the proposal  (set forth on the reverse side of this proxy card) has been proposed by the Board of Trustees.  When properly executed, this proxy will be voted as indicated on the reverse  side or "FOR" a proposal if no choice is  indicated.
The proxy will be voted in  accordance  with the proxy  holders' best judgment as to any other matters that may arise at the Meeting.

                              VOTE VIA THE TELEPHONE:  1-800-597-7836
                              CONTROL NUMBER:  999  9999  9999  999

                              Note:  Please  sign this  proxy  exactly as your
                              name or names  appear  hereon.  Each joint owner
                              should  sign.  Trustees  and  other  fiduciaries
                              should  indicate  the  capacity  in  which  they
                              sign.  If a  corporation,  partnership  or other
                              entity,  this signature should be that of a duly
                              authorized  individual  who should  state his or
                              her title.

                              Signature

                              Signature of joint owner, if any

                              Date

PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE

The Proposal:

To approve an Agreement and Plan of Reorganization  between Oppenheimer Select
Managers QM Active  Balanced  Fund ("QMAB  Fund"),  and  Oppenheimer  Multiple
Strategies  Fund  ("MS  Fund")  and  the  transactions  contemplated  thereby, including:  (a) the  transfer of  substantially  all assets of QMAB Fund to MS
Fund in exchange  for Class A, Class B, Class C and Class N shares of MS Fund,
(b) the distribution of such shares of MS Fund to the  corresponding  Class A,
Class  B,  Class  C  and  Class  N  shareholders  of  QMAB  Fund  in  complete liquidation of QMAB Fund, (c) the  cancellation of the  outstanding  shares of
QMAB Fund and (d) the liquidation of outstanding Class Y shares of QMAB Fund.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: [ ]

FOR [___]               AGAINST [___]           ABSTAIN [___]

                        Telephone Voting Instructions

                                1.800.597.7836

Vote your OppenheimerFunds proxy over the phone
Voting your proxy is important.  And now
OppenheimerFunds has made it easy.  Vote at your
convenience, 24 hours a day, and save postage
costs, ultimately reducing fund expenses.  Read
your Proxy Card carefully.  To exercise your
proxy, just follow these simple steps:

1.    Call the toll free number: 1.800.597.7836.

2.    Enter the 14-digit Control Number, located on your Proxy Card.

3.    Follow the voice instructions.

If vote by phone, please do not mail your Proxy Card.